Renavotio Infratech, Inc.
601 South Boulder Ave., Suite 600
Tulsa, OK 74114
504-722-7402

June 13, 2020

Utility Management Corp.
Utility Management & Construction Company, LLC
Cross-Bo Construction, LLC
396301 W. Road 3000
Ochelata, OK 74501
Attention: Robert Mackey

Amended and Restated Letter of Intent

Dear Robert,

WHEREAS, Renavotio Infratech, Inc. ("**Buyer**"), a wholly owned subsidiary of the public company Success Entertainment Group, International, Inc., ("**SEGN**") on one hand and Utility Management Corp. (the "**Company**"), Utility Management & Construction Company, LLC ("**UMCC Sub**") and Cross-Bo Construction, LLC ("**Cross-Bo**") (with the Company, UMCC Sub and Cross-Bo being sometimes collectively referred to as the "**UMC Parties**") on the other entered into a letter of intent and term sheet dated April 28, 2020 regarding the principal terms upon which the Buyer proposes to acquire 100% of the issued and outstanding equity interests of the Company (and indirectly 100% of the issued and outstanding equity interests of UMCC Sub and Cross-Bo) (the "**Initial LOI**")(with such transaction being referred to herein as the "**Acquisition**"); and

WHEREAS, the business disruptions caused by the COVID-19 pandemic have caused the parties to delay somewhat the transactions comprising the Acquisition as described in the Initial LOI; and

WHEREAS, the parties wish to restate their intentions regarding the consummation and timing of the Acquisition described in the Initial LOI:

NOW, THEREFORE, the parties hereto, intending to be bound to the extent provided herein, are entering into this Amended and Restated Letter of Intent (this "**Letter Agreement**"), with the intent that this Letter Agreement amend and supersede the Initial Term Sheet:

Upon execution of this this Letter Agreement, the parties shall work in good faith to complete the Acquisition, including by meeting the following interim goals: (1) the Company shall promptly make its information and personnel available for Buyer's due diligence review; (2) Buyer shall promptly after the date hereof prepare and deliver revised drafts of purchase agreement and other draft transaction documents (including draft employment agreements for Key Personnel (as defined below), which the parties shall seek to negotiate into the final form of definitive purchase agreement for the Acquisition (the "**Definitive Agreement**"); (3) the parties shall seek approval for the Acquisition, based on the Definitive Agreement and the final forms of the other transaction

documents, from their respective boards or other governing bodies or persons, no later than August 30, 2020; (4) Buyer, the Company and the holders of the equity interests of all of the UMC Parties (the "**Equity Interests**") shall endeavor to execute the Definitive Agreement, no later than July 15, 2020; (5) the Company shall (i) coordinate the sales process with all holders of the Equity Interests, (ii) promptly after the date hereof provide to Buyer financial statements of the Company, in form and substance sufficient to facilitate the IPO, and (iii) provide Buyer with materials, access and information in connection with Buyer's due diligence review of the Company; and (6) subject to the satisfaction of all parties the closing conditions in the definitive documentation, the parties shall close the Acquisition reasonably promptly after Buyer closes the described terms below but in no event later than August 20, 2020 unless the parties mutually agree to some later date.

Proposed Principal Terms of Acquisition

Buyer	Renavotio Infratech, Inc., a Delaware corporation ("**Buyer**").
Company and Other UMC Parties	Utility Management Corp a Delaware Corporation (the "**Company**") and its subsidiaries Utility Management & Construction Company, LLC ("**UMCC Sub**") and Cross-Bo Construction, LLC ("**Cross-Bo**") (the Company, UMCC Sub and Cross-Bo being sometimes collectively referred to as the "**UMC Parties**")
Holders of Equity Interests	The shareholders of the Company shall sell all the issued and outstanding capital stock of the Company to the Buyer pursuant to the Definitive Agreements and any other holders of the Equity Interests of the other UMC Parties will execute the any and all Definitive Agreements necessary to ensure that the benefits of their respective Equity Interests inure to the benefit of the Buyer.
Acquisition and Purchase Price	The holders of the Equity Interests anticipate receiving benefits aggregating approximately Four Million Five Hundred Thousand Dollars ($4,500,000.00) as a result of the Acquisition. In exchange for the acquisition of 100% of the Equity Interests of the UMC Parties, at Closing (i) the Buyer will pay or assume $300,000 of UMC Parties' indebtedness (the "**Cash Consideration**") and (ii) the assumption or pay off of Two Million Nine Hundred Thousand US Dollars ($2,900,000.00) of debt and (iii) SEGN will issue to the holders of the Equity Interests shares of SEGN common stock with a value of $1,300,000 (based on the higher of (x) $0.07 per share or (y) the average closing price of SEGN stock on the OTC market for the ten trading days immediately preceding the Closing Date whichever is the higher of the two, (the "**Stock Consideration**"). The parties acknowledge that the outstanding debt of the UMC Parties at Closing will be approximately $2,900,000.

The total purchase price to be paid in cash, assumption of debt and stock (the "**Purchase Price**") will be subject to adjustment based on Buyer's due diligence review, any third party valuation reports of the Company that Buyer may obtain and any adjustment terms set forth in the Definitive Agreements.

Indemnification; Escrow; Working Capital

The Cash Consideration payable shall be reduced by (i) the amount necessary to pay off all of the transaction expenses and any transaction bonuses of the Company, and (ii) the amount that shall be deposited with a mutually agreed escrow agent to secure the indemnification obligations of the holders of the Equity Interests and the Company.

The Buyer shall immediately utilize the financials both of the Buyer and the UMC Parties along with its current relationships to implement a credit line sufficient to provide the current required working capital of the UMC Parties at the Closing shall be determined by the parties based on historical levels and shall be set forth in the Definitive Agreements.

Due Diligence

Promptly following the execution of this Termsheet, Buyer, its employees, agents, advisors and legal counsel shall be permitted to begin a full and complete due diligence review of the Company. The Company shall cooperate fully with such review, including by providing access to its premises, personnel and documents, information on the Company's financial, legal, tax, environmental, intellectual property and labor status and on any other matters that Buyer, Buyer's advisors or Buyer's legal counsel deem relevant.

Additional Company Investment

At Closing the Buyer will have secured the additional working capital including assuming and or repaying the existing debt (the "**Capital Loan**") to finance immediate growth activities, including product development and investments in sales and marketing. The parties shall execute and deliver such agreements, documents and instruments as may be necessary and appropriate to effectuate the Capital Investment and any additional equity investment that may be required. The Company, the other UMC Parties and the Key Personnel shall work with Buyer to provide a detailed forecast, including capital needs and investments for the calendar years 2020 and 2021, to assist Buyer in its capital allocation planning.

Good Faith Efforts

Both Buyer and the Company recognize that timing is of the essence and shall cooperate and act in good faith to close the transactions contemplated herein, including obtaining signatures and consents from all holders of Equity Interests, and other third parties as necessary,

providing all financial statements or other documents requested by Buyer to help it complete all securities filings (including finalizing financial statements and a description of the business) and cooperating with Buyer and SEGN (including participating in roadshows and reviewing and preparing marketing material related to Company) or equivalent private funding.

With respect to financial statements, Buyer has engaged outside auditors, with the right to change to an approved firm to audit and review the Company's and other UMC Parties' financial statements in compliance with PCAOB standards, including all opinion letters and other documents as shall be necessary to allow the Company to be acquired by Buyer pursuant to all applicable SEC and other rules and regulations and to allow Buyer to timely file all necessary securities filings with the SEC (collectively, the "**Audit**").

Exclusivity and Operations during the Exclusivity Period

In consideration of the time and expense that Buyer is incurring to close the contemplated transactions (including paying certain Company transaction expenses whether or not the Acquisition closes as described below), the Company agrees that from the date hereof until August 31, 2020 (the "**Exclusivity Period**"), the Company and its Key Personnel, representatives, officers, employees, members, directors, agents, advisors, shareholders and affiliates (i) shall not initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any proposals, letters of intent, term sheets, equity purchase agreements, asset sale agreements (other than the sale of assets in the ordinary, normal, customary course of business), or other similar contracts or "change of control" arrangements with any third party, or enter into any other agreement to purchase securities or provide debt to the Company that can convert into securities, or enter into any other contracts or arrangements (not including those that are entered into in the ordinary course of business) that may cause undue delay or a material change in the Company and (ii) shall operate the Company solely in the ordinary course thereof consistent with past practices.

Confidentiality

The parties shall not disclose, without the written consent of the other, the existence or terms of this Letter Agreement or the proposed Acquisition to any third party, except and only to the extent such disclosure is necessary to facilitate the Acquisition, required by applicable law or requested by regulatory authority, for a period of one (1) year from the date of this Termsheet. Buyer shall be permitted to disclose this Letter Agreement and other information relating to Company, as necessary or appropriate in Buyer's judgment in connection with Buyer's raising capital, or as otherwise necessary to comply with securities laws in the opinion of Buyer's securities counsel. The Company may disclose this Letter Agreement to its

Initials

Board, members, equity holders, noteholders, agents and advisors with the understanding that such persons have been advised of the confidentiality provisions of this Agreement.

Expense Reimbursement

Buyer shall reimburse reasonable third-party legal expenses of the Company related to documentation and review of the transactions proposed herein, whether or not the Acquisition is closed, up to a maximum of $75,000; *provided, however*, that if the Company violates any of the binding provisions of this Letter Agreement, any obligation of Buyer to reimburse any such expenses will be null and void.

Key Personnel Employment Agreements

Buyer and Mr. Robert Mackey and certain designated parties (collectively, the "**Key Personnel**") shall continue their discussions related to mutually acceptable three-year employment agreements that would be entered into in conjunction with the Closing and will include salaries, management bonus pool, participation in Buyer's incentive compensation plan (when available) and retention payments to incentivize Key Personnel and other employees and to retain their services. Such employment agreements shall also contain provisions detailing what would happen upon a departure and termination For Cause and termination Not For Cause. The execution and delivery of mutually acceptable employment agreements with the Key Personnel shall be a condition of Closing.

Transferability of Buyer Common Stock Received

All SEGN common stock received as acquisition consideration by holders of Company notes, Company common stock or other Company equity interests or securities shall be "restricted stock" as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "**Securities Act**"). The SEGB stock shall not be registered with the SEC and may only be resold (i) if in compliance with an applicable exemption from registration under the Securities Act and applicable state laws and regulations, which may include volume and other restrictions or (ii) under a "resale registration" of such SEGN common stock. Such SECN common stock shall bear customary "restricted stock" legends that may only be removed in accordance with SEC regulations. Resales would also be prohibited during any time that any prospective seller has material information about Buyer that has not yet been released to the public.

One or more registration rights agreements will be entered into in conjunction with the Closing, under which Key Personnel, as a group, shall (after a mutually agreed holding period) have a demand registration right, upon the proper exercise of which right SEGN shall, at Buyer's expense, and on a best efforts basis, complete all filings with the SEC that are necessary to facilitate a registered resale, and Key Personnel and other parties receiving shares in this transaction shall

have piggyback registration rights, allowing the group to resell shares on any resale registration statement filed by SEGN on behalf of one or more investors, on a pro-rata basis.

Notwithstanding the foregoing, holders of registration rights shall agree to reasonably cooperate and coordinate any resales of SEGN common stock with Buyer and SEGN. In connection with such cooperation, prior to any resale under a registration statement or otherwise, Buyer shall have the option to acquire the selling shareholder's SEGN common stock for a price equivalent to the price the selling shareholder would receive in a regular-way brokerage transaction.

Termination

This Letter Agreement will automatically terminate and be of no further force and effect upon the earlier of: (i) the execution of the Definitive Agreements by the parties, (ii) mutual agreement of the parties, (iii) SEGN's abandonment of its plans for a public offering of its common stock, (iv) the occurrence of a material, uncured breach of the binding terms of this Letter Agreement and (v) August 31, 2020.

Miscellaneous

This Letter Agreement supersedes and replaces in its entirety the Initial Letter of Intent and any other oral or written agreement between the Company, the other UMC Parties and Buyer relating to the subject matter hereof.

This Letter Agreement is intended to be binding on the parties hereto to the full extent set forth herein. It shall, however, be a condition of Closing of the Acquisition that the Buyer and the UMC Parties execute and deliver Definitive Agreements with respect to the Acquisition and the other matters descried in this Letter Agreement.

If any of the foregoing binding terms of this Letter Agreement, as applied in any circumstance, shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Letter Agreement, the application of such provision in any other circumstance, or the validity or enforceability of the remaining terms of this Letter Agreement.

This Letter Agreement shall be governed by Delaware law, without reference to conflicts of laws provisions thereof that would require the application of the substantive law of any other jurisdiction.

[Signatures on the following page]

Initials

We look forward to consummating this transaction as soon as possible. If the foregoing terms and conditions are acceptable, please sign below and return to us.

Sincerely,

Success Entertainment Group, International, Inc.
Renavotio Infratech, Inc.

____
William C. Robinson
Chief Executive Officer

Acknowledged and agreed to be legally binding the on Company and the other UMC Parties as set forth herein:

Utility Management Corp.
Utility Management & Construction Company, LLC
Cross-Bo Construction, LLC

____
Robert Mackey
Chief Executive Officer